UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2016

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)
904-281-6000
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26 and September 27, 2016, two alleged stockholders of EverBank Financial Corp (“EverBank”) filed putative class actions in the United States District Court for the Middle District of Florida (the “Florida Actions”) against EverBank and the members of its board of directors alleging that the defendants violated federal securities laws by disseminating proxy materials that included allegedly material misstatements or omissions in connection with EverBank’s Definitive Proxy Statement, dated September 30, 2016, relating to the Agreement and Plan of Merger, dated August 7, 2016, by and among EverBank, Teachers Insurance and Annuity Association of America (“TIAA”), TCT Holdings, Inc. and Dolphin Sub Corporation (the “Merger Agreement”). On October 12, 2016, another alleged stockholder of EverBank filed a putative class action in the Delaware Court of Chancery (the “Delaware Action”) alleging breaches of fiduciary duty against the same defendants, including alleged disclosure violations, in connection with the Merger Agreement. These actions, among other things, sought additional disclosure of facts relating to the proposed merger in connection with the stockholder vote thereupon and/or injunctive relief.
On October 24, 2016, EverBank filed supplemental disclosures intended to address plaintiffs’ disclosure claims via Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”). These supplemental disclosures pertained to, among other things, the non-disclosure agreements entered into by EverBank with other parties, EverBank management’s communications with TIAA regarding management’s potential continuing employment with the Company following the consummation of the proposed merger, and EverBank’s projected dividends/capital injections as used in the Dividends Discount Analysis prepared by EverBank’s financial advisor in connection with the proposed merger.
On November 2, 2016, the Court of Chancery entered an order dismissing the Delaware Action as moot and dismissing the claims asserted therein without prejudice as to the named plaintiff and the other members of the putative class. Pursuant to the order, the Court of Chancery retained jurisdiction solely for the purpose of determining the Delaware plaintiff’s application for an award of attorneys’ fees and reimbursement of expenses.
On November16, 2016, the plaintiffs in the Florida Actions each filed a notice of voluntary dismissal, dismissing the Florida Actions with prejudice as to the named plaintiffs and without prejudice as to any claims by other putative class members.
Plaintiffs’ counsel in the Delaware Action and in the Florida Actions each expressed their intention to petition the relevant courts for awards of attorneys’ fees and reimbursement of expenses in view of the supplemental disclosures contained in the Current Report on Form 8-K filed with the SEC on October 24, 2016. After negotiations, and to eliminate any risks associated with multiple fee petitions in two courts, EverBank has agreed to pay fees and expenses in the total amount of $300,000 in satisfaction of any fee applications in the Florida Actions and Delaware Action. This fee will be paid by EverBank, and has not been approved or ruled upon by the courts in either the Delaware Action or the Florida Actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp

	By:	/s/ Jean-Marc Corredor
Name: Jean-Marc Corredor
Title: Senior Vice President, Associate General Counsel and Assistant Secretary
Dated: November 21, 2016